UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2016

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Form 8-K previously filed on November 18, 2016, is to disclose the information at Item 1.01 herein and to revise the previously reported Item 2.02 to delete the Item 2.02 heading and to reflect that the press release furnished thereunder should have been furnished under Item 7.01.

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2016, National Tobacco Company, L.P. (the “Company”), a subsidiary of Turning Point Brands, Inc., entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with (i) Smoke Free Technologies, Inc. (“Vapor Beast”), and (ii) Vapor Beast’s shareholders, Timothy B. Campbell, Thomas J. Metzler, Timothy B. Cady, Mark M. Howard, and Sheilla V. Andrin (collectively, the “Sellers”). Under the Stock Purchase Agreement, the Company will purchase all of the issued and outstanding shares of Vapor Beast’s capital stock for aggregate consideration of $27 million, as adjusted for increases or decreases in working capital, on a cash-free, debt-free basis. The purchase price will be paid through $4 million in cash at closing, issuance by the Company of $19 million in short-term installment promissory notes, and issuance by the Company of $2 million in 18-month promissory notes.  The remaining $2 million of purchase price will be held by the Company in escrow and will be available for set-off against any of the Sellers’ indemnification obligations. Any remaining portion of the escrow will be paid by the Company 18 months following the closing date.

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, including, among others, a covenant that requires Vapor Beast to conduct its business in the ordinary course of business, consistent with past practice, and to comply with certain covenants regarding the operations of its business from the date of the Stock Purchase Agreement until closing.

The closing of the Stock Purchase Agreement is subject to customary closing conditions, including certain regulatory approvals. The Stock Purchase Agreement provides for certain termination rights of the parties, including termination by either party if certain conditions to closing have not occurred on or before November 30, 2016 (but only if the party terminating the Stock Purchase Agreement is not responsible for the failure of the condition and has otherwise not failed to comply with the other covenants, agreements or conditions of the Stock Purchase Agreement).

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 17, 2016, Turning Point Brands, Inc. issued a press release announcing the Company’s entry into the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished at this Item 7.01 and the press released attached as Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by Turning Point Brands, Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Stock Purchase Agreement dated as of November 17, 2016 by and among National Tobacco Company, L.P., the Sellers named therein and Smoke Free Technologies, Inc.*

99.1	Press Release dated November 17, 2016.**

*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Turning Point Brands, Inc. hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Turning Point Brands, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

**Previously furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: November 21, 2016	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Purchase Agreement dated as of November 17, 2016 by and among National Tobacco Company, L.P., the Sellers named therein and Smoke Free Technologies, Inc.*

99.1	Press Release dated November 17, 2016.**

*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Turning Point Brands, Inc. hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Turning Point Brands, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

**Previously furnished.